Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-219751, No. 333-219752, No. 333-206471, No. 333-190344, No. 333-183389, No. 333-166958, No. 333-159381, No. 333-118814, No. 333-71336, No. 333-258376 and No. 333-258377) of ON Semiconductor Corporation of our report dated February 10, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona
February 10, 2025
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